CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact: Heather J. Wietzel

 (513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Increases Cash Dividend, Declares 5% Stock Dividend

• 15.0% rise in indicated annual cash dividend rate

• Board sets stage for 45thconsecutive year of higher dividends

Cincinnati, February 7, 2005 -- Cincinnati Financial Corporation (Nasdaq: CINF) today announced that the board of directors voted at its regular meeting on February 5, 2005, to increase the regular quarterly cash dividend 10.9 percent to 30½ cents per share, payable April 15, 2005, to shareholders of record on March 25, 2005.

In an additional action, the board declared a 5 percent stock dividend to be distributed April 26, 2005, on shares outstanding and of record on April 6, 2005. This is the 29th stock dividend or split declared over the past 48 years. After the stock dividend, one Cincinnati Insurance share purchased in 1950 will have grown to 2,146 Cincinnati Financial shares, with stock dividends retained and cash dividends not reinvested.

The board currently intends to continue the new 30½ cent per share quarterly dividend throughout 2005 on the higher number of shares outstanding following the stock dividend. After taking into account the 2005 stock dividend, the indicated annual dividend rate for this year will be $1.20½ per share. Adjusted for the 2005 stock dividend, cash dividends declared in 2004 were $1.05 per share, up from 90½ cents in 2003.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented, “Cincinnati Financial reported outstanding results for 2004, with net income rising 56.0 percent to a record $584 million. These results reflected the favorable market trends of the past several years, careful attention to underwriting and the sustained efforts of our independent agents and associates. The board of directors has long believed in following a dividend policy that rewards shareholders with steadily increasing cash dividends and stock splits and dividends. Today's actions signal the board’s continuing confidence in the company's future.”

Cincinnati Financial's common stock total return to shareholders over the five years ended December 31, 2004, was a positive 10.8 percent annually compared with a negative 2.3 percent annual total return for the Standard & Poor's 500 Index.

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company’s Web site at www.cinfin.com.

This is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company’s future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

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unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes

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ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

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increased frequency and/or severity of claims

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events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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downgrade of the company’s financial strength ratings,

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concerns that doing business with the company is too difficult or

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perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

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delays in the development, implementation, performance and benefits of technology projects and enhancements

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inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

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results and timely completion of assessment and remediation of internal controls for financial reporting under the Sarbanes-Oxley Act of 2002

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recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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sustained decline in overall stock market values negatively affecting the company’s equity portfolio, in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding

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events that lead to a significant decline in the market value of a particular security and impairment of the asset

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prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

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adverse outcomes from litigation or administrative proceedings

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effect on the insurance industry as a whole, and thus on the company’s business, of the suit brought by the Attorney General of the State of New York against participants in the insurance industry, as well as any increased regulatory oversight that might result from the suit

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limited flexibility in conducting investment activities if the restrictions imposed by the Investment Company Act of 1940 become applicable to us

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included herein.

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